Exhibit 99.1

ITT REPORTS 2026 SECOND QUARTER EARNINGS
PER SHARE (EPS) OF $0.95, ADJUSTED EPS OF $2.08

RAISING FULL YEAR GUIDANCE ON REVENUE, MARGIN, EPS AND CASH

•53% order growth, 13% organic, driven by SPX FLOW acquisition and continuous strength across aerospace and defense
▪51% revenue growth, 13% organic, to $1.5 billion led by SPX FLOW and a strong performance in connectors, pump projects and continued outperformance in Friction
▪12.2% operating margin, 20.0% adjusted, driven by volume, productivity and pricing benefits in legacy businesses offset by higher intangible amortization related to SPX FLOW acquisition
▪Full year EPS expected to be $4.47 to $4.67, down 25% vs prior year at the midpoint, as a result of acquisition related impacts, and adjusted EPS guidance raised to $8.12 to $8.32, up 14% vs prior year at the midpoint, from strong commercial and operational performance

STAMFORD, Conn., August 6, 2026 – ITT Inc. (NYSE: ITT) today reported financial results for the second quarter ended July 4, 2026. The company reported record revenue of $1.5 billion, with growth of 51%, 13% organic, versus prior year, driven by aerospace and defense in Connect & Control Technologies (CCT), continued share gains in Motion Technologies (MT), and 21% organic revenue growth in Flow Technologies (FT) coupled with the SPX FLOW contribution.
Second quarter operating income of $180 million increased 3%, while adjusted operating income increased 55% versus prior year driven by incremental volume, pricing and productivity actions across the legacy portfolio and the full quarter contribution of the SPX FLOW acquisition, with operating income partially offset by an increase in intangible amortization and acquisition-related costs related to SPX FLOW. Operating margin decreased 580 basis points to 12.2% versus prior year driven mainly by acquisition-related intangible amortization and costs. Adjusted operating margin of 20.0% increased 40 basis points driven by commercial and operational strength in the legacy business coupled with a full quarter of SPX FLOW results.
EPS for the second quarter of $0.95 decreased 38% versus prior year due to acquisition-related costs. Adjusted EPS of $2.08 increased 18% due to strong segment operating income driven by the commercial momentum and operational execution of the legacy business and a full quarter contribution from SPX FLOW partially offset by higher interest expense, effective tax rate and weighted-average share count resulting from the SPX FLOW acquisition.
Net cash from operating activities for the second quarter of $191 million increased $37 million, or 24% versus the prior year, and free cash flow for the quarter increased 18%, primarily reflecting strong quarterly operating performance, the addition of SPX FLOW, as well as higher interest and income tax payments.

Table 1. Second Quarter Performance

	Q2 2026	Q2 2025	Change
Revenue	$1,473.1	$972.4	51.5%
Organic Growth			12.7%
Operating Income	$180.3	$175.1	3.0%
Operating Margin	12.2%	18.0%	(580)	bps
Adjusted Operating Income	$295.2	$190.6	54.9%
Adjusted Operating Margin	20.0%	19.6%	40	bps
Earnings Per Share	$0.95	$1.52	(37.5)%
Adjusted Earnings Per Share	$2.08	$1.76	18.2%
Net Cash from Operating Activities	$191.1	$153.7	24.3%
Free Cash Flow	$162.0	$137.3	18.0%
Note: all results unaudited; dollars in millions except for per share amounts
Management Commentary
“ITT delivered another record quarter, reflecting the exceptional execution of our ITTers. Our legacy businesses continue to fire on all cylinders, and in Q2 generated double digit organic orders and double digit revenue growth. Defense programs in CCT are gaining momentum and contributing to significant growth in the quarter and beyond. SPX FLOW delivered a strong first full quarter, with strength in Nutrition and Health and Mixers driving top-line and orders growth resulting in a book-to-bill above 1.1x, whilst the integration continues to progress ahead of plan. Our strategy is working and our ITTers are relentlessly executing it, driving profitable growth and productivity in our legacy businesses and SPX FLOW,” said ITT’s Chief Executive Officer and President Luca Savi.
Table 2. Second Quarter Segment Results

	Revenue			Operating Income			Operating Margin
	Q2 2026	Reported Change	Organic Growth	Q2 2026	Reported Change	Adjusted Change	Q2 2026	Reported Change	Adjusted Change
Flow Technologies	$792.5	122.7%	20.7%	$62.9	(17.9)%	107.8%	7.9%	(1,360) bps	(160) bps
Motion Technologies	386.0	5.6%	1.6%	82.1	15.3%	10.0%	21.3%	180 bps	90 bps
Connect & Control Technologies	295.7	17.4%	17.3%	60.8	35.4%	23.0%	20.6%	280 bps	100 bps
Note: all results unaudited; excludes intercompany eliminations and other of $1.1; comparisons to Q2 2025
Flow Technologies revenue increased $437 million reflecting the first full quarter of activity from SPX FLOW. Organic revenue increased 21%, primarily driven by strength from pump projects within the energy transition market and continued strength in valves. Total orders increased by 91% due to

SPX FLOW, while organic orders declined 3% due to a strong prior year performance in energy transition and oil and gas projects. Operating income decreased $14 million, as a result of increased amortization of intangibles and inventory step-up related to SPX FLOW. Adjusted operating income increased $88 million, or 108%, driven by the inclusion of a full quarter of SPX FLOW operations, higher volume and the benefits from pricing and productivity actions, partially offset by higher inflation. Operating margin of 7.9% decreased 1,360 bps, while adjusted operating margin decreased 160 bps, primarily due to SPX FLOW acquisition-related impacts.
Motion Technologies revenue increased $20 million as higher volumes from market share gains and favorable foreign exchange impacts were partially offset by pricing. Organic revenue increased 2% due to strength in Friction aftermarket and KONI defense. Operating income increased $11 million primarily due to productivity, higher volume and the impact of favorable foreign exchange, improving operating margin by 180 bps to 21.3%.
Connect & Control Technologies revenue increased $44 million driven by wins in defense and industrial connectors and aerospace components, as well as pricing actions. Operating income increased $16 million primarily due to benefits from higher volume and pricing actions, partially offset by higher costs and strategic investments. Operating margin improved by 280 bps to 20.6%.
Quarterly Dividend
The company announced today a quarterly dividend of $0.386 per share on its outstanding common stock. ITT’s Board of Directors approved the cash dividend for the third quarter of 2026, which will be payable on Monday, October 5, 2026 to shareholders of record as of the close of business on Tuesday, September 8, 2026.
2026 Guidance
Thanks to strong commercial and operational performance year to date, the company now expects organic revenue growth of 5% to 8%, up 38% to 41% in total. Operating margin is expected to be between 12.8% and 13.7%, with adjusted operating margin of 20.0% to 20.9%, an increase of 60 to 150 bps versus prior year. EPS is expected to be $4.47 to $4.67, with adjusted EPS of $8.12 to $8.32, representing growth of 13% to 16% for the full year. We expect free cash flow to be between $550 million and $580 million, representing free cash flow margin of 10% to 11% for the full year.
It is not possible, without unreasonable efforts, to estimate the impacts of foreign currency fluctuations, acquisitions and certain other special items that may occur in 2026 as these items are inherently uncertain and difficult to predict. As a result, we are unable to quantify certain amounts that would be included in a reconciliation of organic revenue growth and adjusted operating margin to the most directly comparable GAAP financial measures without unreasonable efforts and accordingly we have not provided reconciliations for these forward-looking non-GAAP financial measures.

Investor Conference Call Details
ITT’s management will host a conference call for investors on Thursday, August 6, 2026 at 8:30 a.m. Eastern Time. The briefing can be accessed live via a webcast which is available on the company’s website: https://investors.itt.com. A replay of the webcast will be available beginning two hours after the presentation concludes. Reconciliations of non-GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP.

Contact
Carleen Salvage
+1 914-304-1630
carleen.salvage@itt.com

Safe Harbor Statement
This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In addition, the conference call (including the financial results presentation material) may include, and officers and representatives of ITT may from time to time make and discuss, projections, goals, assumptions, and statements that may constitute “forward-looking statements”. These forward-looking statements are not historical facts, but rather represent only a belief regarding future events based on current expectations, estimates, assumptions and projections about our business, future financial results, the industry in which we operate, and other legal, regulatory, and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future events and future operating or financial performance.
We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “guidance,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and, by their nature, many are inherently unpredictable and outside of ITT’s control, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.
Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, we cannot provide any assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished.
Among the factors that could cause our results to differ materially from those indicated by forward-looking statements are risks and uncertainties inherent in our business including, without limitation:
•our ability to integrate the operations of SPX FLOW in a successful manner and within the expected time period;
•the possibility that any of the anticipated benefits and projected synergies of the acquisition of SPX FLOW will not be realized or will not be realized on the anticipated terms within the expected time period;
•uncertain global economic and capital markets conditions, which have been influenced by heightened geopolitical tensions, including conflicts in the Middle East involving Iran, inflation, changes in monetary policies, the threat of a possible regional or global economic recession, trade disputes between the U.S. and its trading partners, political and social unrest, and the availability and fluctuations in prices of energy and commodities, including steel, oil, copper and tin;
•the imposition of new or increased tariffs by the U.S. government, particularly those targeting imports from specific countries, and the potential for retaliatory trade measures by affected countries, which could disrupt global supply chains, increase costs and reduce customer demand;
•fluctuations in interest rates and the impact of such fluctuations on customer behavior and on our cost of debt;
•fluctuations in foreign currency exchange rates and the impact of such fluctuations on our revenues, customer demand for our products and on our hedging arrangements;
•volatility in raw material prices and our suppliers’ ability to meet quality and delivery requirements;
•impacts and risk of liabilities from recent mergers, acquisitions, or venture investments, and past divestitures and spin-offs;
•our inability to hire or retain key personnel;
•failure to compete successfully and innovate in our markets;
•failure to manage the distribution of products and services effectively;
•failure to protect our intellectual property rights or violations of the intellectual property rights of others;
•the extent to which there are quality problems with respect to manufacturing processes or finished goods;
•the risk of cybersecurity breaches or failure of any information systems used by the Company, including any flaws in the implementation of any enterprise resource planning systems;
•loss of or decrease in sales from our most significant customers;
•risks due to our operations and sales outside the U.S. and in emerging markets, including the imposition of tariffs and trade sanctions;
•fluctuations in demand or customers’ levels of capital investment, maintenance expenditures, production, and market cyclicality;
•the risk of material business interruptions, particularly at our manufacturing facilities;
•risks related to government contracting, including changes in levels of government spending and regulatory and contractual requirements applicable to sales to the U.S. government;
•fluctuations in our effective tax rate, including as a result of changing tax laws and other possible tax reform legislation in the U.S. and other jurisdictions;
•changes in environmental laws or regulations, discovery of previously unknown or more extensive contamination, or the failure of a potentially responsible party to perform;
•failure to comply with the U.S. Foreign Corrupt Practices Act (or other applicable anti-corruption legislation), export controls and trade sanctions; and
•risk of product liability claims and litigation.

More information on factors that could cause actual results or events to differ materially from those anticipated is included in our Annual Report on Form 10-K for the year ended December 31, 2025 (particularly under the caption "Risk Factors"), our Quarterly Reports on Form 10-Q and in other documents we file from time to time with the SEC.
The forward-looking statements included in this release speak only as of the date hereof. We undertake no obligation (and expressly disclaim any obligation) to update any forward-looking statements, whether written or oral or as a result of new information, future events or otherwise.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended
	July 4, 2026	June 28, 2025
Revenue	$1,473.1	$972.4
Cost of revenue	963.0	621.6
Gross profit	510.1	350.8
General and administrative expenses	143.9	85.5
Sales and marketing expenses	87.5	51.4
Research and development expenses	35.8	27.2
Intangible amortization	62.6	11.6
Operating income	180.3	175.1
Interest expense	49.7	12.6
Interest income	(3.8)	(2.4)
Other non-operating (income) expense, net	(0.8)	0.7
Income before income tax expense	135.2	164.2
Income tax expense	48.7	42.5
Net income	86.5	121.7
Less: Income attributable to noncontrolling interests	1.6	0.7
Net income attributable to ITT Inc.	$84.9	$121.0

Earnings per share attributable to ITT Inc.:
Basic	$0.95	$1.53
Diluted	$0.95	$1.52

Weighted average common shares – basic	89.4	79.0
Weighted average common shares – diluted	89.8	79.4

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

As of the Period Ended	July 4, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$590.8	$1,742.9
Receivables, net	1,070.2	756.1
Inventories	932.3	671.9
Other current assets	254.1	183.4
Total current assets	2,847.4	3,354.3
Non-current assets:
Plant, property and equipment, net	796.1	627.0
Goodwill	3,873.6	1,511.2
Other intangible assets, net	3,076.4	432.6
Other non-current assets	442.8	385.3
Total non-current assets	8,188.9	2,956.1
Total assets	$11,036.3	$6,310.4
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term borrowings	$858.4	$261.3
Accounts payable	630.3	465.0
Accrued and other current liabilities	765.6	572.0
Total current liabilities	2,254.3	1,298.3
Non-current liabilities:
Non-current portion of long-term debt	2,869.8	521.5
Postretirement benefits	149.7	120.0
Other non-current liabilities	952.9	279.3
Total non-current liabilities	3,972.4	920.8
Total liabilities	6,226.7	2,219.1
Shareholders’ equity:
Common stock:
Authorized – 250.0 shares, $1 par value per share
Issued and outstanding – 89.4 shares and 85.9 shares, respectively	89.4	85.9
Capital in excess of par value	1,987.7	1,313.9
Retained earnings	3,079.8	2,987.1
Accumulated other comprehensive loss	(356.4)	(302.5)
Total ITT Inc. shareholders’ equity	4,800.5	4,084.4
Noncontrolling interests	9.1	6.9
Total shareholders’ equity	4,809.6	4,091.3
Total liabilities and shareholders’ equity	$11,036.3	$6,310.4

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)

For the Six Months Ended	July 4, 2026	June 28, 2025
Operating Activities
Net income attributable to ITT Inc.	$162.9	$229.4
Adjustments to income from continuing operations:
Depreciation and amortization	149.6	72.7
Equity-based compensation	20.1	17.2
Other non-cash charges, net	23.7	14.2
Changes in assets and liabilities:
Change in receivables	(114.0)	(51.6)
Change in inventories	(1.1)	(11.9)
Change in contract assets	(8.7)	(6.0)
Change in contract liabilities	(8.8)	34.8
Change in accounts payable	42.6	(9.3)
Change in accrued expenses	(8.4)	(8.4)
Change in income taxes	(9.8)	(4.6)
Other, net	(17.0)	(9.4)
Net Cash – Operating Activities	231.1	267.1
Investing Activities
Acquisitions, net of cash acquired	(3,542.7)	(0.2)
Capital expenditures	(55.2)	(53.2)
Other, net	(0.1)	(3.6)
Net Cash – Investing Activities	(3,598.0)	(57.0)
Financing Activities
Commercial paper, net borrowings	506.1	(25.8)
Long-term debt issued, net of debt issuance costs	2,868.3	748.8
Long-term debt repayments	(957.3)	(360.5)
Share repurchases under repurchase plan	(104.9)	(500.8)
Payments for taxes related to net share settlement of stock incentive plans	(20.2)	(13.4)
Dividends paid	(69.5)	(56.2)
Other, net	(2.1)	(0.7)
Net Cash – Financing Activities	2,220.4	(208.6)
Exchange rate effects on cash and cash equivalents	(4.7)	27.5
Net cash – operating activities of discontinued operations	(0.3)	(0.1)
Net change in cash and cash equivalents	(1,151.5)	28.9
Cash and cash equivalents – beginning of year (includes restricted cash of $0.8 and $0.7, respectively)	1,743.7	440.0
Cash and Cash Equivalents – End of Period (includes restricted cash of $1.4 and $1.0, respectively)	$592.2	$468.9
Supplemental Disclosures of Cash Flow and Non-Cash Information:
Cash paid for Interest	$53.6	$20.9
Cash paid for Income taxes, net of refunds received	92.2	69.2
Capital expenditures included in current liabilities	14.8	16.4
Equity value of common stock issued to acquire SPX FLOW	777.2	—

Key Performance Indicators and Non-GAAP Measures
ITT reviews a variety of key performance indicators including revenue, operating income and margin, earnings per share, order growth, and backlog. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends, and share repurchases. Some of these metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.

Organic Revenue and Organic Orders are defined, respectively, as revenue and orders, excluding the impacts of foreign currency fluctuations, acquisitions, and divestitures that may or may not qualify as discontinued operations. Current year activity from acquisitions is excluded for twelve months following the closing date of acquisition. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. Prior year revenue and orders are adjusted to exclude activity during the comparable period for twelve months post-closing date for divestitures that do not qualify as discontinued operations. We believe that reporting organic revenue and organic orders provide useful information to investors by helping identify underlying trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers.

Adjusted Operating Income is defined as operating income adjusted to exclude special items that include, but are not limited to, restructuring, intangible amortization, certain asset impairment charges, certain acquisition and divestiture-related impacts, and unusual or infrequent operating items. Special items represent charges or credits that impact current results, which management views as unrelated to the Company's ongoing operations and performance. Adjusted Operating Margin is defined as adjusted operating income divided by revenue. We believe these financial measures are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Income from Continuing Operations is defined as income from continuing operations attributable to ITT Inc. adjusted to exclude special items that include, but are not limited to, restructuring, intangible amortization, certain asset impairment charges, certain acquisition- and divestiture-related impacts, income tax settlements or adjustments, and unusual or infrequent items. Special items represent charges or credits, on an after-tax basis, that impact current results, which management views as unrelated to the Company’s ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred and the tax deductibility under local tax rules. Adjusted Income from Continuing Operations per Diluted Share (Adjusted EPS) is defined as adjusted income from continuing operations divided by diluted weighted average common shares outstanding. We believe that adjusted income from continuing operations and adjusted EPS are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures net of capital-related government incentives. Free Cash Flow Margin is defined as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin provide useful information to investors as it provides insight into a primary cash flow metric used by management to monitor and evaluate cash flows generated by our operations.

ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

Reconciliation of Revenue to Organic Revenue
	Second Quarter 2026
	FT	MT	CCT	Elim/Other	Total
2026 Revenue	$792.5	$386.0	$295.7	$(1.1)	$1,473.1
Less: Acquisitions	359.6	—	—	—	359.6
Less: Foreign currency translation	3.2	14.3	0.1	—	17.6
2026 Organic revenue	$429.7	$371.7	$295.6	$(1.1)	$1,095.9
2025 Revenue	$355.9	$365.7	$251.9	$(1.1)	$972.4
Organic Revenue Growth - $	$73.8	$6.0	$43.7		$123.5
Organic Revenue Growth - %	20.7%	1.6%	17.3%		12.7%

Reported Revenue Growth - $	$436.6	$20.3	$43.8		$500.7
Reported Revenue Growth - %	122.7%	5.6%	17.4%		51.5%

Reconciliation of Orders to Organic Orders
	Second Quarter 2026
	FT	MT	CCT	Elim/Other	Total
2026 Orders	$838.1	$392.6	$415.0	$(1.8)	$1,643.9
Less: Acquisitions	405.5	—	—	—	405.5
Less: Foreign currency translation	6.5	15.0	(0.2)	(0.1)	21.2
2026 Organic orders	$426.1	$377.6	$415.2	$(1.7)	$1,217.2
2025 Orders	$439.0	$374.8	$261.6	$(1.2)	$1,074.2
Organic Orders Growth - $	$(12.9)	$2.8	$153.6		$143.0
Organic Orders Growth - %	(2.9)%	0.7%	58.7%		13.3%

Reported Orders Growth - $	$399.1	$17.8	$153.4		$569.7
Reported Orders Growth - %	90.9%	4.7%	58.6%		53.0%

Note: Immaterial differences due to rounding.

ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

	Reconciliations of Operating Income/Margin to Adjusted Operating Income/Margin
		Second Quarter 2026					Second Quarter 2025
		FT	MT	CCT	Corporate	ITT	FT	MT	CCT	Corporate	ITT
	Reported Operating Income	$62.9	$82.1	$60.8	$(25.5)	$180.3	$76.6	$71.2	$44.9	$(17.6)	$175.1
	Acquisition-related costs	46.5	—	—	5.1	51.6	—	—	0.4	—	0.4
	Intangible amortization [a]	59.4	0.2	3.0	—	62.6	4.3	0.2	7.1	—	11.6
	Restructuring costs	0.9	0.9	0.4	0.1	2.3	1.3	2.1	(0.2)	—	3.2
	Other special items	0.3	(1.8)	—	(0.1)	(1.6)	(0.4)	0.5	—	0.2	0.3
	Adjusted Operating Income	$170.0	$81.4	$64.2	$(20.4)	$295.2	$81.8	$74.0	$52.2	$(17.4)	$190.6
	Change in Operating Income	(17.9)%	15.3%	35.4%	44.9%	3.0%
	Change in Adjusted Operating Income	107.8%	10.0%	23.0%	17.2%	54.9%

	Reported Operating Margin	7.9%	21.3%	20.6%		12.2%	21.5%	19.5%	17.8%		18.0%
	Impact of special item adjustments	1350 bps	-20 bps	110 bps		780 bps	150 bps	70 bps	290 bps		160 bps
	Adjusted Operating Margin	21.4%	21.1%	21.7%		20.0%	23.0%	20.2%	20.7%		19.6%
	Change in Operating Margin	-1360 bps	180 bps	280 bps		-580 bps
	Change in Adjusted Operating Margin	-160 bps	90 bps	100 bps		40 bps

	Note: Immaterial differences due to rounding.

[a]
Starting in the first quarter of 2026, we have updated our definition of adjusted operating income and margin to exclude intangible amortization expense. Accordingly, we have updated the previously reported prior year adjusted result to reflect the new definition.

ITT Inc. Non-GAAP Reconciliation Statements
(In millions, except earnings per share; all amounts unaudited)

	Reconciliation of Reported vs. Adjusted Income from Continuing Operations and Diluted EPS
		Income from Continuing Operations			Diluted Earnings per Share
		Q2 2026	Q2 2025	% Change	Q2 2026	Q2 2025	% Change
	Reported	$84.9	$121.0	(29.8)%	$0.95	$1.52	(37.5)%
	Special Items Expense / (Income):
	Intangible amortization [a]	62.6	11.6		0.70	0.15
	Acquisition-related costs	51.5	0.4		0.57	0.01
	Restructuring costs	2.3	3.2		0.02	0.04
	Other pre-tax special items	(0.4)	0.3		—	0.01
	Net tax benefit of pre-tax special items	(29.0)	(3.7)		(0.33)	(0.05)
	Other tax-related special items [b]	15.1	6.6		0.17	0.08
	Adjusted	$187.0	$139.4	34.1%	$2.08	$1.76	18.2%

	Note: Amounts may not calculate due to rounding.
	Per share amounts are based on diluted weighted average common shares outstanding.

[a]	Starting in the first quarter of 2026, we have updated our definition of adjusted income from continuing operations and adjusted EPS to exclude intangible amortization expense. Accordingly, we have updated the previously reported prior year adjusted result to reflect the new definition.
[b]	Other tax-related special items for Q2 2026 include tax expense on distributions of non-U.S. income ($9.7M), tax expense for uncertain positions ($3.6M), and tax expense related to undistributed foreign earnings ($1.4M). Other tax-related special items for Q2 2025 includes tax expense on distributions of non-U.S. income ($4.3M), tax expense on undistributed foreign earnings ($0.9M), and other tax expense special items ($1.4M).

ITT Inc. Non-GAAP Reconciliation Statements
(In millions, except earnings per share; all amounts unaudited)

Reconciliation of GAAP vs Adjusted EPS Guidance - Full Year 2026

	2026 Full-Year Guidance
	Low	High
EPS from Continuing Operations - GAAP	$4.47	$4.67
Intangible amortization	2.30	2.30
Estimated acquisition-related costs	1.80	1.80
Estimated restructuring costs	0.30	0.30
Other pre-tax special items	(0.01)	(0.01)
Tax benefit on pre-tax special items	(1.10)	(1.10)
Other tax-related special items	0.36	0.36
EPS from Continuing Operations - Adjusted	$8.12	$8.32

Note: The Company has provided forward-looking non-GAAP financial measures for organic revenue growth and adjusted operating margin. It is not possible, without unreasonable efforts, to estimate the impacts of foreign currency fluctuations, acquisitions, and certain other special items that may occur in 2026 as these items are inherently uncertain and difficult to predict. As a result, the Company is unable to quantify certain amounts that would be included in a reconciliation of organic revenue growth and adjusted operating margin to the most directly comparable GAAP financial measures without unreasonable efforts and accordingly has not provided reconciliations for these forward looking non-GAAP financial measures.

ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

Reconciliation of Cash from Operating Activities to Free Cash Flow
	Three Months Ended		Six Months Ended		FY 2026
	7/4/2026	6/28/2025	7/4/2026	6/28/2025	Low	High
Net Cash - Operating Activities	$191.1	$153.7	$231.1	$267.1	$700	$730
Less: Capital expenditures	29.1	16.4	55.2	53.2	150	150
Free Cash Flow	$162.0	$137.3	$175.9	$213.9	$550	$580

Revenue	$1,473.1	$972.4	$2,685.0	$1,885.4	$5,495	$5,495	[a]

Operating Cash Flow Margin	13.0%	15.8%	8.6%	14.2%	13%	13%
Free Cash Flow Margin	11.0%	14.1%	6.6%	11.3%	10%	11%

[a] Revenue included in the full year 2026 free cash flow margin guidance represents the expected revenue growth mid-point.